Exhibit 10.6

RIDER NO. 1 TO EQUIPMENT SCHEDULE FARA2-0001

To and part of Equipment Schedule FARA2-0001 dated as of July 11, 2024 (the “Schedule”) executed pursuant to that certain Master Lease Agreement dated as of dated as of July 11, 2024 (the “Lease”), each between UTICA LEASECO, LLC, its successors and assigns (“Lessor”), FARADAY&FUTURE INC., a California corporation, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one), as “Lessee”).

END OF TERM BUYOUT PRICE. Upon the expiration of the term of the Schedule, Lessee promptly shall pay to Lessor without notice or demand therefor and together with all other amounts then due and payable under the Lease, in cash, an End of Term Buyout Price equal to $490,000.00 (the “End of Term Buyout Price”). Upon receipt by Lessor of the End of Term Buyout Price, Lessor shall release its interest in the Equipment covered by the Schedule.

As used herein, “Equipment” shall mean the Equipment described in the Schedule.

Lessee:

FARADAY&FUTURE INC.,
a California corporation

By:	/s/ Chao Wang
Name:	Chao Wang
Title:	Vice President, Corporate Operations

Lessor:

UTICA LEASECO, LLC,
a Florida limited liability company

By:	/s/ Ryann Whitmore
Name:	Ryann Whitmore
Title:	Vice President